Exhibit 99.1

FOR RELEASE

April 23, 2013

Contacts: Rob Stewart	Media Contact: Adam Handelsman
Investor Relations	Managing Director
Tel (949) 480-8300	Lippert/Heilshorn & Associates
Fax (949) 480-8301	(212) 201-6622
ahandelsman@lhai.com

Acacia Research Corporation

Announces Adoption of Cash Dividend Policy of $0.50 per Share Annual Dividend, Payment of Initial Quarterly Dividend and

Extension of $100 Million Share Repurchase Plan

NEWPORT BEACH, Calif. – (BUSINESS WIRE) – April 23, 2013 – Acacia Research Corporation (Nasdaq: ACTG) announced today that its Board of Directors has approved the adoption of a cash dividend policy that calls for the payment of an expected total annual cash dividend of $0.50 per common share, payable in the amount of $0.125 per share per quarter. Under the new policy, the first of the quarterly cash dividends will be paid on May 30, 2013 to shareholders of record at close of business on May 3rd, 2013. Future cash dividends are expected to be paid on a quarterly basis and will be at the discretion of the Board of Directors.

Acacia Research Corporation CEO, Paul Ryan, commented, “Our dividend policy announced today is based on the successful growth in our business, our strong balance sheet, and our confidence to continue to generate free-cash flow for our shareholders.”

Acacia also announced that its Board of Directors has approved an extension of its previously announced share repurchase plan from May 15, 2013 until August 15, 2013, which authorizes the Company to purchase up to $100 million of its shares of common stock. Share purchases under this plan will continue to be made in the open market, through block trades, through 10b5-1 plans, or privately negotiated transactions, in accordance with applicable Securities and Exchange Commission rules.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation’s subsidiaries partner with inventors and patent owners, license the patents to corporate users, and share the revenue. Acacia Research Corporation’s subsidiaries control over 250 patent portfolios, covering technologies used in a wide variety of industries.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearchgroup.com and www.acaciaresearch.com.

SafeHarbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements, including those related to the Company’s intentions regarding its declaration of cash dividends and repurchase of shares of common stock are based upon our current expectations and speak only as of the date hereof. The declaration of cash dividends and the repurchase of shares of the Company’s common stock in the future, pursuant to the Company’s dividend policy and the Company’s share repurchase plan, are subject to final determination by the Board of Directors based on a number of factors, including the Company’s financial performance and its available cash resources. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar to the amount described in this press release or that the Board of Directors will not decide to suspend or discontinue the payment of cash dividends in the future. In addition, there can be no assurance that the Board of directors will not decide to suspend or discontinue the share repurchase plan. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.